Exhibit 5.1

Baker & McKenzie LLP 1900 North Pearl Street Suite 1500 Dallas, TX 75201 United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

April  25, 2024

AZZ Inc.
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107

Ladies and Gentlemen:

We have acted as special counsel to AZZ Inc., a Texas corporation (the “Company”), in connection with the underwritten public offering (the “Offering”) of an aggregate of 4,000,000 shares of common stock, par value $1.00 per share, of the Company (“Common Stock”), and an additional 600,000 shares of Common Stock upon exercise of an option by the Underwriters named below (the “Option Securities” and, together with the Common Stock, the “Securities”). The Securities are being offered and sold pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-276450), filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2024 (the “Registration Statement”), the prospectus supplement dated on or around the date hereof (the “Prospectus Supplement”) and that certain Underwriting Agreement dated April 25, 2024 (the “Underwriting Agreement”), by and among the Company, Evercore Group L.L.C. and Jefferies LLC as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). Unless otherwise defined herein, each capitalized term used herein that is defined in the Underwriting Agreement has the meaning given such term in the Underwriting Agreement.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement and the Prospectus Supplement, (ii) the Amended and Restated Certificate of Formation of the Company, as amended and supplemented to date, (iii) the Amended and Restated Bylaws of the Company, as amended to date, (iv) the form of Common Stock Certificate filed as Exhibit 4.1 to the Registration Statement by incorporation by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 13, 2000, (v) the corporate proceedings with respect to the filing of the Registration Statement, and (vi) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In rendering the opinions contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

Based upon and subject to the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	The shares of Common Stock to be offered and sold pursuant to the Underwriting Agreement have been duly authorized, and when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to the General Corporation Law of the State of Texas and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement, the Prospectus Supplement and to the use of our name under the caption “Legal Matter.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP

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